Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maxwell M. Rabb
Mark J. Headley               Scott S. Rosenblum              James Schreiber
Robert M. Heller              Michele D. Ross                     Counsel
Philip S. Kaufman             Max J. Schwartz                      _____
Peter S. Kolevzon             Mark B. Segall
Kenneth P. Kopelman           Judith Singer                M. Frances Buchinsky
Michael Paul Korotkin         Howard A. Sobel                Abbe L. Dienstag
Shari K. Krouner              Jeffrey S. Trachtman          Ronald S. Greenberg
Kevin B. Leblang              Jonathan M. Wagner             Debora K. Grobman
David P. Levin                Harold P. Weinberger         Christian S. Herzeca
Ezra G. Levin                 E. Lisk Wyckoff, Jr.               Jane lee
Larry M. Loeb                                                Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
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                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER

                                                             (212)715-9100
                                                              -------------

                                February 5, 1997

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio  43219

         Re:      The Victory Portfolios
                  File No. 33-8982
                  Post-Effective Amendment
                  to Registration Statement on Form N-1A
                  --------------------------------------

Gentlemen:

     We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 31 to the Registration Statement on Form N-1A.

                                      Very truly yours,


                                      /s/ KRAMER, LEVIN, NAFTALIS & FRANKEL
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